UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 15, 2018

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2018, the Compensation Committee of the Board of Directors of Adverum Biotechnologies, Inc. took the following compensation actions with respect to each of Leone Patterson, Adverum’s Interim President and Chief Executive Officer, and Chief Financial Officer, and Mehdi Gasmi, Ph.D,, Adverum’s Chief Science and Technology Officer:

1.	Approved a cash retention award of $75,000 per quarter to Ms. Patterson (less all applicable withholdings and deductions), payable each quarter on the first regular payment date for the quarter (with the payment for the second quarter of 2018 to be made on the first regular payroll date of July 2018), provided that Ms. Patterson remains employed as Adverum’s Interim President and Chief Executive Officer on the relevant payment date; and

2.	Granted to Ms. Patterson restricted stock units (“RSUs”) to acquire 88,496 shares of Adverum’s common stock, such RSUs to vest with respect to 100% of the shares on the first anniversary of the grant date, subject to Ms. Patterson’s continued service with Adverum on the vesting date.

3.	Granted to Dr. Gasmi RSUs to acquire 88,496 shares of Adverum’s common stock, such RSUs to vest with respect to 100% of the shares on the fourth anniversary of the grant date, subject to Dr. Gasmi’s continued service with Adverum on the vesting date, and subject further to accelerated vesting with respect to (a) one half of the shares upon Compensation Committee certification of completion of a manufacturing milestone, and (b) one half of the shares upon Compensation Committee certification of completion of a regulatory milestone.

The RSUs are also subject to accelerated vesting in the event that Adverum terminates the recipient’s employment other than for “cause,” or the recipient resigns for “good reason,” as such terms are defined in the grant documentation, or upon termination of employment following a sale or change in control of Adverum as may be provided in any Change in Control and Severance Agreement between Adverum and the recipient.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: June 15, 2018	By:	/s/ Leone Patterson
Leone Patterson, Interim President and Chief Executive Officer, and Chief Financial Officer